NEW IBERIA, LA – NYSE-MKT:TSH – Teche Holding Company, holding company for Teche Federal Bank, announced today that it will issue a press release reporting financial results for the third quarter of fiscal 2013 prior to the opening of the market on Wednesday, July 24, 2013.

Teche Federal Bank presently operates twenty offices in the Louisiana parishes of St. Mary, Iberia, Lafayette, St. Martin, Terrebonne, Lafourche, St. Landry and East Baton Rouge.  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE – MKT.  The bank’s website address is www.teche.com.  The Federal Deposit Insurance Corporation (FDIC) insures deposits at Teche Federal Bank up to the legal maximum limits.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   Teche Holding Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Teche Holding Company.

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